UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2026, (May 6, 2026)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000,
Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC
5.00% Notes due 2026	FCRX	The New York Stock Exchange
Common Stock, par value $0.001 per share
(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director.

On and effective as of 12:00 a.m. midnight on May 5, 2026, the Board of Directors (the “Board”) of Crescent Capital BDC, Inc. (the “Company”) accepted the resignation of Elizabeth Ko as a member of the Board and a Class III Director. Ms. Ko did not serve on any committees of the Board. Ms. Ko’s decision to resign was not the result of any disagreement with management or the Board, or related to the Company’s operations, policies or practices. The Company and its Board appreciate the support and guidance Ms. Ko has provided as a member of the Board.

(d) Election of Director.

On and effective as of 1:00 p.m. on May 7, 2026, the Board elected Mr. Jason Breaux as a Class III director, which is the class of directors that will stand for election at the Company’s 2027 Annual Meeting of Stockholders, or until a successor is duly elected and qualified. Mr. Breaux, who will serve as Chairman of the Board, will not receive any compensation or equity awards for his service as a director. Mr. Breaux has not been named to serve on any committee of the Board.

Mr. Breaux has served as Chief Executive Officer of the Company since 2015 and will continue to serve as Chief Executive Officer. Mr. Breaux also serves as Chairman of the investment committee of the Company’s investment adviser. In addition, Mr. Breaux serves as Managing Director and Head of Private Credit of Crescent Capital Group LP (“Crescent”) and is a member of Crescent’s Operating Committee. Prior to joining Crescent in 2000, he worked at Roberston Stephens where he served in the mergers and acquisitions group. Prior to that, he worked in the investment banking division of Salomon Brothers. Mr. Breaux received an MBA from the Darden School of Business at the University of Virginia and an AB from Georgetown University.

On and effective as of 1:00 p.m. on May 7, 2026, the Board elected Mr. Henry Chung as a Class III director, which is the class of directors that will stand for election at the Company’s 2027 Annual Meeting of Stockholders, or until a successor is duly elected and qualified. Mr. Chung will not receive any compensation or equity awards for his service as a director. Mr. Chung has not been named to serve on any committee of the Board.

Mr. Chung has served as President of the Company since 2024 and will continue to serve as President. Mr. Chung also serves as a Managing Director of Crescent, focusing on private credit. Prior to joining Crescent in 2015, he worked at Imperial Capital, where he was a member of the Corporate Finance division. Prior to that, he worked at Trinity Capital. Mr. Chung received a BA in Philosophy from the University of California, Los Angeles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: May 8, 2026	By:	/s/ Jason Breaux
	Name:	Jason Breaux
	Title:	Chief Executive Officer